                                                                Exhibit (A)(5)

  THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor.

  If you have sold or transferred all of your registered holdings of Common Stock of State Of The Art, Inc., please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected, for submission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                            STATE OF THE ART, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                            DATED FEBRUARY 2, 1998
                                      TO
                            ROSE ACQUISITION CORP.
                             A DIRECT AND INDIRECT
                          WHOLLY OWNED SUBSIDIARY OF
                              THE SAGE GROUP PLC
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if certificates evidencing shares (the "Shares") of common stock, no par value (the "Common Stock") of State Of The Art, Inc., a California corporation (the "Company"), are not immediately available or time will not permit all required documents to reach ChaseMellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

         By Mail:                      By Hand:                             By Overnight Delivery:

 ChaseMellon Shareholder              ChaseMellon Shareholder              ChaseMellon Shareholder
  Services, L.L.C. Post                Services, L.L.C. 120                   Services, L.L.C.
  Office Box 3301 South              Broadway, 13th Floor New       85 Challenger Road - Mail Drop - Reorg.
   Hackensack, NJ 07606                   York, NY 10271                  Ridgefield Park, NJ 07660
   Attn: Reorganization                Attn: Reorganization            Attn: Reorganization Department
        Department                         Department

                    By Facsimile Transmission:            Confirm Receipt of Facsimile
                 (For Eligible Institutions Only)                 by Telephone:
                         (201) 329-8936                         (201) 296-4860

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, AND TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  Shares may not be tendered pursuant to the Guaranteed Delivery Procedures.

Ladies and Gentlemen:

  The undersigned hereby tenders to Rose Acquisition Corp., a Delaware corporation and a direct and indirect wholly owned subsidiary of The Sage Group plc, a company organized under the laws of England, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 2, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

PLEASE CHECK RELEVANT BOX BELOW

Series and Certificate Nos. of Shares (if available):

--------------------------------------------------------------------------------
 Common Stock, par value $.01            Name(s) of Record Holder(s)

                                         _____________________________________

 Certificate Nos._____________________

 Number of Shares Tendered________ [_]   _____________________________________
                                                 PLEASE TYPE OR PRINT

                                         _____________________________________

                                         Address(es):_________________________

                                         _____________________________________
                                                                    ZIP CODE

                                         Area Code and Tel. No.: _____________

                                         Signature(s): _______________________

                                         Dated: ______________________________
--------------------------------------------------------------------------------

Check one box if Shares
will be delivered by
book-entry transfer:

[_] The Depositary Trust Company

[_] Philadelphia Depositary Trust Company

Account No.: __________________________

                                   GUARANTEE
                 (NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

  The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates ("Share Certificates") evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company or the Philadelphia Depositary Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the National Association of Securities Dealers Automated Quotation System, Inc. is open for business after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown here herein. Failure to do so could result in a financial loss to such Eligible Institution.

_____________________________________     _____________________________________
            NAME OF FIRM                            AUTHORIZED SIGNATURE




_____________________________________     TITLE: ______________________________
               ADDRESS



_____________________________________     NAME: _______________________________
              ZIP CODE                            PLEASE TYPE OR PRINT



_____________________________________     DATED:                , 199
     AREA CODE AND TELEPHONE NO.


            DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.